Exhibit 5.1

October 31, 2002

Puget Energy, Inc.
411—108th Avenue N.E.
Bellevue, WA 98004

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Puget Energy, Inc., a Washington corporation (“Puget Energy”) in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $500,000,000 of, among other securities, Puget Energy’s common stock, $0.01 par value (the “Common Stock”).

We have examined the Registration Statement and such other instruments, documents and records of Puget Energy as we have deemed necessary for the purpose of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

(a)  the continued effectiveness of the Registration Statement and any amendments and/or prospectus supplements thereto,

(b)  due execution by Puget Energy and registration by its registrar of the Common Stock,

(c)  the offering and sale of the Common Stock, as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto, and

(d)  receipt by Puget Energy of the consideration required for the Common Stock, to be sold by the Company as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all prospectus supplements and post-effective amendments, and to the reference to our firm in the Prospectus and the Prospectus Supplement of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ PERKINS COIE LLP